Exhibit 32.1

Section 1350 Certification

Pursuant to Rule 13a-14(b) (17 CFR § 240.13a-14(b)) or Rule 15d-14(b) (17 CFR § 240.15d-14(b)) promulgated under the Securities Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. § 1350), each of the undersigned officers of Adams Golf, Inc., (the "Company"), does hereby certify, to such officer's knowledge that:

(i) the Annual Report on Form 10-k for the period ended December 31, 2011 (the "Report"), of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Report.

Date: March 6, 2012	By:	/S/ B.H. (BARNEY) ADAMS
B.H. (Barney) Adams, Chairman of the Board and
Interim Chief Executive Officer

Date: March 6, 2012	By:	/S/ PAMELA HIGH
Pamela High
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

The foregoing certification is furnished as an exhibit to the Report and will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be deemed to be incorporated by reference into any filing under the Securities Act or Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.